Exhibit 1

MOSS ADAMS LLP
One California, 4th Floor
San Francisco, CA 94111

March 3, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
         SEC file No. 000-22833

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated March 3, 2003 for Pacific Systems Control Technology, Inc. and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MOSS ADAMS LLP

Moss Adams LLP